UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 24, 2004
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                       0-26028                22-2671269

(State or Other Jurisdiction of (Commission File Number)   (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                               6531 NW 18TH COURT
                              PLANTATION, FL 33313
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (954) 581-9800
                    -----------------------------------------
                         (Registrant's telephone number)




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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSUSRE

On March 24, 2004, at our Fiscal Year 2004 Annual Meeting of Stockholders, Dr. Eric Milne, Chief Radiologist reported that a scientific paper from the University of Vienna, (authors D. Floery, C. Riedl, W. Matzek, S. Jaromi, M.H. Fuchsjaeger and T. Helbich, M.D.), describing the typical vascular appearances of breast cancers imaged by our CTLM(R) Breast Imaging System at the University of Vienna, Allgemeines Hospital was presented at the recent exhibition at the European Congress of Radiology (ECR) held in Vienna. The paper has been nominated for "Best and Original Paper for Breast Imaging" by the ECR.

Ms. Deborah O'Brien, Senior Vice-President announced that we would recognize revenues of at least $540,000 for the third quarter ending March 31, 2004. She also informed the shareholders that the FDA agreed with our request to have an extension of time to respond to the FDA's August 22, 2003 letter regarding our pre-market approval application.

We issued a press release, IMAGING DIAGNOSTIC SYSTEMS' ANNUAL SHAREHOLDER MEETING HIGHLIGHTS PROGRESS, GROWTH AND REPORTABLE REVENUES, on March 25, 2004. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference is being furnished pursuant to Item 5.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated March 25, 2004
                                     /s/ Linda B. Grable
                                     -------------------
                                     By: Linda B. Grable
                                     Chief Executive Officer and
                                     Chairman of the Board

                                     /s/ Allan L. Schwartz
                                     ---------------------
                                     By: Allan L. Schwartz
                                     Executive Vice President
                                     Chief Financial Officer